EASTMAN CHEMICAL COMPANY
2007 DIRECTOR LONG-TERM COMPENSATION SUBPLAN

(a Subplan of the 2007 Omnibus Long-Term Compensation Plan)

EASTMAN CHEMICAL COMPANY
2007 DIRECTOR LONG-TERM COMPENSATION SUBPLAN

(a Subplan of the 2007 Omnibus Long-Term Compensation Plan)

ARTICLE 1
PURPOSE

1.1.           PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Eastman Chemical Company or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Stock of the Company.  The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s stockholders.

1.2.           ELIGIBILITY.  Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2
DEFINITIONS

2.1.           DEFINITIONS.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Omnibus Plan.  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)           “Committee” means the Nominating and Corporate Governance Committee of the Board.

(b)           “Effective Date” of the Plan has the meaning set forth in Section 7.4 hereof.

(c)           “Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

(d)           “Omnibus Plan” means the Eastman Chemical Company 2007 Omnibus Long-Term Compensation Plan, or any subsequent equity compensation plan approved by the Board and designated as the Omnibus Plan for purposes of this Plan.

(e)           “Plan” means this Eastman Chemical Company 2007 Director Long-Term Compensation Subplan, as amended from time to time.  The Plan is a subplan of the Omnibus Plan.

(f)           “Plan Year(s)” means the approximate twelve-month periods between annual meetings of the stockholders of the Company, which, for purposes of the Plan, are the periods for which equity Awards are earned.

ARTICLE 3
ADMINISTRATION

3.1.           ADMINISTRATION.  The Plan shall be administered by the Committee.  Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan.  The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee.  The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

3.2.           RELIANCE.  In administering the Plan, the Committee may rely upon any information furnished by the Company, its public accountants and other experts.  No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Committee in connection with the Plan.  This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

ARTICLE 4
SHARES

4.1.           SOURCE OF SHARES FOR THE PLAN.  The shares of Stock that may be issued pursuant to the Plan shall be issued under the Omnibus Plan, subject to all of the terms and conditions of the Omnibus Plan.  The terms contained in the Omnibus Plan are incorporated into and made a part of this Plan with respect to Restricted Stock, Nonstatutory Stock Options and any other equity awards granted pursuant hereto and any such awards shall be governed by and construed in accordance with the Omnibus Plan.  In the event of any actual or alleged conflict between the provisions of the Omnibus Plan and the provisions of this Plan, the provisions of the Omnibus Plan shall be controlling and determinative.  This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.

ARTICLE 5
EQUITY COMPENSATION

5.1.           RESTRICTED STOCK

(a)           Initial Award of Restricted Stock.  Subject to share availability under the Omnibus Plan, on the date that a new Non-Employee Director is initially elected or appointed to the Board, such director will receive a Restricted Stock Award.  The number of shares of Restricted Stock to be awarded shall be established from time to time by the Board.  Unless and until changed by the Board, the number of shares of Restricted Stock to be awarded in each initial Restricted Stock Award shall be determined by dividing $10,000 by the Fair Market Value of one share of Stock as of the award date, and rounding up to the nearest whole share (the “Initial Restricted Stock Award”).  Non-Employee Directors shall be eligible to receive both an Initial Restricted Stock Award and an Annual Restricted Stock Award (as defined below) in his or her initial year of service.  Such shares of Restricted Stock shall be evidenced by a written Award Notice in the form at the end of this Plan and shall be subject to such restrictions and risk of forfeiture as are described in the form of Award Notice and any other restrictions and terms determined by the Board, and shall be granted under and pursuant to the terms of the Omnibus Plan.

(b)           Annual Award of Restricted Stock.  Subject to share availability under the Omnibus Plan, on the date of each annual meeting of the Company’s stockholders, each Eligible Participant in service on the close of business on that date shall receive a Restricted Stock Award.  The number of shares of Restricted Stock to be awarded shall be established from time to time by the Board.  Unless and until changed by the Board, the number of shares of Restricted Stock to be awarded in each annual Restricted Stock Award for a full Plan Year shall be determined by dividing $5,000 by the Fair Market Value of one share of Stock as of the award date, and rounding up to the nearest whole share (the “Annual Restricted Stock Award”).  Such shares of Restricted Stock shall be evidenced by a written Award Notice in the form at the end of this Plan and shall be subject to such restrictions and risk of forfeiture as are described in the form of Award Notice and any other restrictions and terms determined by the Board, and shall be granted under and pursuant to the terms of the Omnibus Plan.

(c)           Vesting.  Unless and until provided otherwise by the Board, the Initial Restricted Stock Awards and the Annual Restricted Stock Awards shall vest and all restrictions with respect thereto shall lapse only upon the earliest to occur of: (i) three (3) years from the date of grant, but only if the Non-Employee Director is still a director of the Company immediately prior to the election of directors at the annual meeting of stockholders at the end of such three-year period; (ii) the date that his or her tenure as a director of the Company terminates by reason of death, Disability, resignation effective at an annual meeting of stockholders because he or she is no longer qualified to serve as a director under Section 3.1 of the Bylaws of the Company, or for another approved reason as determined by the Committee; or (iii) the date that his or her tenure as director of the Company terminates by reason of his or her failure to be reelected as a director in an election in which he or she consented to be named as a director nominee.  If the grantee’s service as a director of the Company (whether or not in a Non-Employee Director capacity) terminates prior to the third anniversary of the date of grant other than as described in clause (ii) or (iii) of the foregoing sentence, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such shares of Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the grantee.

5.2           NONSTATUTORY STOCK OPTIONS

(a)           Annual Nonstatutory Stock Option Grant.  Subject to share availability under the Omnibus Plan, on the date of each annual meeting of the Company’s stockholders, each Eligible Participant in service on the close of business on that date shall receive a Nonstatutory Stock Option. Unless and until changed by the Board, each such Nonstatutory Stock Option shall be to purchase 2,000 shares of Stock.

(b)           Terms and Conditions of Nonstatutory Stock Options.  Nonstatutory Stock Options granted under this Section 5.2 shall be evidenced by a written Award Notice in the form at the end of this Plan, and shall be subject to the terms and conditions described below and of the Omnibus Plan.

(i)           Exercise Price.  The exercise price per share under a Nonstatutory Stock Option shall be the Fair Market Value on the date of grant.

(ii)           Vesting.  Unless and until provided otherwise by the Board, each Nonstatutory Stock Options granted under this Section 5.2 shall become fully vested and exercisable as to 50% of the shares on the first anniversary of the date of grant, and as to 50% of the shares on the second anniversary of the date of grant, but only if the Non-Employee Director is still a director of the Company on such vesting dates. Notwithstanding the foregoing, the Nonstatutory Stock Options shall become fully vested and exercisable upon the earlier occurrence of (i) the date that the optionee’s tenure as a director of the Company terminates by reason of death, Disability, resignation effective at an annual meeting of stockholders because he or she is no longer qualified to serve as a director under Section 3.1 of the Bylaws of the Company, or for another approved reason as determined by the Committee, or (ii) the date that his or her tenure as a director of the Company terminates by reason of completion of his or her then-current term in office and he or she fails to be nominated for, or reelected as, a director to another term. If the optionee’s service as a director of the Company (whether or not in a Non-Employee Director capacity) terminates other than as described in clause (i) or (ii) of the foregoing sentence, then the optionee shall forfeit all of his or her right, title and interest in and to any unvested Nonstatutory Stock Options as of the date of such termination from the Board.

(iii)           Nonstatutory Stock Option Term.  Subject to earlier termination as provided herein, each Nonstatutory Stock Option granted under this Section 5.2 shall expire on the tenth anniversary of the date of grant.

5.3           CHANGE IN CONTROL.

(a)           Vesting of Awards.  Upon a Change in Control: (i) the terms of this Section 5.3 shall immediately become operative, without further action or consent by any person or entity; (ii) all conditions, restrictions, and limitations in effect on any equity Awards awarded or granted pursuant to this Plan shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any such Awards on or after such date, and in no circumstance shall such Awards be forfeited on or after such date; and (iv) all such Awards shall automatically become one hundred percent (100%) vested immediately.

(b)           Valuation and Payment of Awards.  Upon a Change in Control, each Non-Employee Director, whether or not continuing in service as a director of the Company in any capacity, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than ninety (90) days after the effective date of the Change in Control, the value of all of his or her outstanding Awards.  For purposes of calculating the cash-out value of Awards for purposes of this Section 5.3, the Change-in-Control Price shall be used as the Fair Market Value of the Shares.

ARTICLE 6
AMENDMENT, MODIFICATION, AND TERMINATION

6.1.           AMENDMENT, MODIFICATION AND TERMINATION.  The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.

ARTICLE 7
GENERAL PROVISIONS

7.1.           ADJUSTMENTS.  The adjustment provisions of the Omnibus Plan shall apply with respect to Awards outstanding or to be awarded or granted pursuant to this Plan.

7.2.           DURATION OF THE PLAN.  The Plan shall remain in effect until terminated by the Board or until the earlier termination of the Omnibus Plan.

7.3.           EXPENSES OF THE PLAN.  The expenses of administering the Plan shall be borne by the Company.

7.4.           EFFECTIVE DATE.  The Plan was originally adopted by the Board on [August 2, 2007], and became effective on that date (the “Effective Date”).

FORM OF NOTICE OF RESTRICTED STOCK AWARDS
UNDER THE EASTMAN CHEMICAL COMPANY
2007 DIRECTOR LONG-TERM COMPENSATION SUBPLAN OF THE 2007 OMNIBUS LONG-TERM COMPENSATION PLAN

                                                                 Grantee:
                                                                 Number of Restricted Shares:
                                                                 Date of Award:

1.  Award of Restricted Stock.  Eastman Chemical Company (“Company”) has granted to you, under the 2007 Director Long-Term Compensation Subplan of the 2007 Eastman Chemical Company Omnibus Long-Term Compensation Plan (the “Plan”), ------------ shares (“Restricted Stock”) of its $.01 par value Common Stock (“Common Stock”) to be held as restricted stock under the terms of the Plan and this Award Notice (“Award Notice”).  The Plan is incorporated herein by reference and made a part of this Award Notice.  Capitalized terms not defined herein shall have the respective meanings set forth in the Plan.

2.  Lapse of Restrictions.  The restrictions on transfer described below with respect to the Restricted Stock awarded to you hereunder will lapse upon the earliest of:  (a) 4:00 p.m., Eastern Time, on --------,20----  (the “Vesting Date”), if and only if you are still a director of the Company immediately prior to the election of directors at the annual meeting of stockholders at the end of such three-year period; or (b) the date that your tenure as a director of the Company terminates by reason of death, disability, resignation effective at an annual meeting of stockholders because you are no longer qualified to serve as a director under Section 3.1 of the Bylaws of the Company, or for another approved reason as determined by the Committee; or (c) the date that your tenure as a director of the Company terminates by reason of completion of your then-current term in office and you fail to be reelected as a director to another term.

3.  Book-Entry Registration.  The Restricted Stock awarded pursuant to this Award Notice initially will be evidenced by book-entry registration only, without the issuance of a certificate representing such shares.

4.  Issuance of Shares.  Subject to the provisions of Section 7 of this Award Notice, the Company shall, provided that the conditions to vesting specified in Section 2 of this Award Notice are satisfied, issue a certificate or certificates representing the Restricted Stock as promptly as practicable following the Vesting Date.

5.  Restrictions on Transfer of Shares.  Shares of Restricted Stock awarded under the Plan, and the right to vote such shares and to receive dividends thereon, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, or encumbered in any way prior to the Vesting Date, whether by operation of law or otherwise, except by will or the laws of descent and distribution.  After the Vesting Date, the unrestricted shares of Restricted Stock may be issued during your lifetime only to you, except in the case of a permanent disability involving mental incapacity.

6.  Rights as a Stockholder.  Except as otherwise provided in the Plan or this Award Notice, prior to the Vesting Date, you will have all of the other rights of a stockholder with respect to the Restricted Stock, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of stockholders of the Company.

7.  Termination of Tenure as a Director.  Upon termination of your tenure as a director of the Company, prior to the Vesting Date, other than by reason of death, disability, resignation effective at an annual meeting of stockholders because you are no longer qualified to serve as a director under Section 3.1 of the Bylaws of the Company, or your tenure as a director of the Company terminates by reason of completion of your then-current term in office and you fail to be reelected as a director to another term, or for another approved reason, as determined by the Committee, all of the Restricted Stock awarded to you shall be canceled and forfeited by you to the Company without the payment of any consideration by the Company.  In such event, neither you nor your successors, heirs, assigns, or personal representatives will thereafter have any further rights or interest in or with respect to such shares.

8.  Change in Control.  Upon a Change in Control of the Company, the provisions of Section 5.3 of the Plan shall automatically and immediately become operative with respect to the Restricted Stock.

9.  No Right to Continued Position on Board.  Neither the Plan, the award of Restricted Stock, nor this Award Notice, shall give you any right to remain on the Company’s Board of Directors.

10.  Restrictions on Issuance of Shares.  If at any time the Company shall determine, in its sole discretion, that listing, registration, or qualification of the shares of Restricted Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or advisable as a condition to the award or issuance of certificate(s) for such Restricted Stock hereunder, such award or issuance may not be made in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11.  Plan Controls.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Notice, the provisions of the Plan shall be controlling and determinative.

12.  Successors.  This Award Notice shall be binding upon any successor of the Company, in accordance with the terms of this Award Notice and the Plan.

FORM OF NOTICE OF NONQUALIFIED STOCK OPTION GRANTS
UNDER  THE EASTMAN CHEMICAL COMPANY
2007 DIRECTOR LONG-TERM COMPENSATION SUBPLAN OF THE 2007 OMNIBUS LONG-TERM COMPENSATION PLAN

Grantee:
                                                              Number of Shares:
                                                              Option Exercise Price: $
Date of Grant:

1.           Grant of Option.  This Award Notice serves to notify you that Eastman Chemical Company ("Company") has granted to you, under the 2007 Director Long-Term Compensation Subplan of the 2007 Eastman Chemical Company Omnibus Long-Term Compensation Plan (the “Plan”), a nonqualified stock option ("Option") to purchase, on the terms and conditions set forth in this Award Notice and the Plan, the number of shares of its $.01 par value Common Stock ("Common Stock") set forth above at the exercise price per share set forth above.  The Plan is incorporated herein by reference and made a part of this Award Notice.  Capitalized terms not defined herein have the respective meanings set forth in the Plan.

2.           Period of Option Exercise.  The Option shall expire at 4:00 p.m., Eastern Time, on ---------, 20-- (the “Expiration Date”).

3.           Exercise of Option.  The terms and conditions of exercise of the Option are as follows:

(a)           Subject to the terms set forth in this Award Notice, the Option shall become exercisable as to one half of the shares covered hereby on -------, 20--, and as to the remaining shares on ----------, 20--.

(b)           Upon your death, your personal representative may exercise the Option, subject to the terms set forth in this Award Notice, until the Expiration Date.

(c)           The Option may be exercised in whole or in part by completing and returning the exercise form delivered with the Option.  The exercise form generally must be accompanied by, or make provision for, full payment in cash; by check; or by surrendering unrestricted shares of Common Stock having a value on the date of exercise equal to the exercise price, together with proof that such shares, if acquired through a previous option exercise, have been owned by the optionee for at least six months prior to the date of exercise of the Option; or in any combination of the foregoing; however, if you wish to pay with shares of Common Stock already held by you, you may submit a Stock Validation form attesting to the ownership of the shares instead of sending in actual share certificates.

4.      Nontransferability.  The Option is not transferable except by will or by the laws of descent and distribution, and may not be sold, assigned, pledged, or encumbered in any way, whether by operation of law or otherwise.  The Option may be granted only to, and exercised only by you during your lifetime, except in the case of a permanent disability involving mental incapacity.

5.           Limitation of Rights.  You will not have any rights as a stockholder with respect to the shares covered by the Option until you become the holder of record of such shares by exercising the Option.  Neither the Plan, the granting of the Option nor this Award Notice gives you any right to remain on the Company's Board of Directors.

6.           Termination.   Upon termination of your directorship by reason of death, disability, resignation effective at an annual meeting of stockholders because you are no longer qualified to serve as a director under Section 3.1 of the Bylaws of the Company, or your tenure as a director of the Company terminates by reason of completion of your then-current term in office and you fail to be nominated for, or reelected as, a director to another term, or for another approved reason, as determined by the Committee, the Option will remain exercisable in accordance with its original terms.  Upon termination of your directorship for a reason other than death, disability, resignation effective at an annual meeting of stockholders because you are no longer qualified to serve as a director under Section 3.1 of the Bylaws of the Company, or your tenure as a director of the Company terminates by reason of completion of your then-current term in office and you fail to be nominated for, or reelected as a director to, another term, or another approved reason, any portion of the Option not previously exercised by you will be canceled and forfeited by you, without payment of any consideration by the Company.

7.       Restrictions on Issuance of Shares.  If at any time the Company determines that listing, registration, or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8.           Change in Control.  Section 5.3 of the Plan contains certain special provisions that will apply to the Option in the event of a Change in Control.

9.           Adjustment of Shares.  If the number of outstanding shares of Common Stock changes through the declaration of stock dividends or stock splits, the number of shares subject to the Option and the exercise price of the Option will be appropriately adjusted.  If there is a change in the number of outstanding shares of Common Stock or any change in the outstanding stock in the Company, the Committee will make any adjustments and modifications to the Option that it deems appropriate.  In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee is authorized to make appropriate adjustments to the Option.

10.           Plan Controls.  In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the provisions of the Plan will be controlling and determinative.